EXHIBIT 4.1







                                 TRUST AGREEMENT


                                     between


                          UNITED FIDELITY FINANCE, LLC,
                                  as Transferor


                                       and


                         _____________________________,
                                as Owner Trustee


                            Dated as of _______, ____



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                UNITED FIDELITY AUTO RECEIVABLES TRUST [____ - _]

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                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS......................................................1
         SECTION 1.1.   Capitalized Terms....................................1
         SECTION 1.2.   Other Definitional Provisions........................4

ARTICLE II.  ORGANIZATION....................................................5
         SECTION 2.1.   Declaration of Trust; Name...........................5
         SECTION 2.2.   Office...............................................5
         SECTION 2.3.   Purposes and Powers..................................5
         SECTION 2.4.   Appointment of Owner Trustee.........................8
         SECTION 2.5.   Initial Capital Contribution of Trust Estate.........8
         SECTION 2.6.   Status of Trust Under Business Trust Statute.........9
         SECTION 2.7.   Expenses.............................................9
         SECTION 2.8.   Appointment of Trust Collateral Agent; Title to Trust
                           Property..........................................9
         SECTION 2.9.   Situs of Trust......................................10
         SECTION 2.10.  Representations and Warranties of the Transferor....10
         SECTION 2.11.  Federal Income Tax Treatment of the Trust...........12
         SECTION 2.12.  Covenants of the Transferor.........................13
         SECTION 2.13.  Covenants of the Certificateholder..................13

ARTICLE III.  THE CERTIFICATE AND TRANSFER OF INTERESTS.....................14
         SECTION 3.1.   Initial Ownership...................................14
         SECTION 3.2.   The Certificate.....................................15
         SECTION 3.3.   Authentication of Certificate.......................15
         SECTION 3.4.   Registration of Transfer and Exchange of the
                           Certificate......................................15
         SECTION 3.5.   Mutilated, Destroyed, Lost or Stolen Certificates...17
         SECTION 3.6.   Persons Deemed Certificateholder....................18

ARTICLE IV.  VOTING RIGHTS AND OTHER ACTIONS................................18
         SECTION 4.1.   Prior Notice with Respect to Certain Matters........18
         SECTION 4.2.   Action with Respect to Certain Matters..............19
         SECTION 4.3.   Restrictions on Certificateholder's Power...........20
         SECTION 4.4.   Control.............................................20
         SECTION 4.5.   Rights of Note Insurer..............................20

ARTICLE V.  CERTAIN DUTIES..................................................21
         SECTION 5.1.   Accounting and Records to the Certificateholder,
                           the Internal Revenue Service and Others..........21
         SECTION 5.2.   Signature on Returns; Tax Matters Partner...........21


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ARTICLE VI.  AUTHORITY AND DUTIES OF OWNER TRUSTEE..........................22
         SECTION 6.1.   General Authority...................................22
         SECTION 6.2.   General Duties......................................22
         SECTION 6.3.   Action upon Instruction.............................23
         SECTION 6.4.   No Duties Except as Specified in this Agreement or
                           in Instructions..................................24
         SECTION 6.5.   No Action Except under Specified Documents or
                           Instructions.....................................24
         SECTION 6.6.   Restrictions........................................24

ARTICLE VII.  CONCERNING THE OWNER TRUSTEE..................................24
         SECTION 7.1.   Acceptance of Trusts and Duties.....................24
         SECTION 7.2.   Furnishing of Documents.............................26
         SECTION 7.3.   Representations and Warranties......................26
         SECTION 7.4.   Reliance; Advice of Counsel.........................27
         SECTION 7.5.   Not Acting in Individual Capacity...................28
         SECTION 7.6.   Owner Trustee Not Liable for the Certificate or
                           Receivables......................................28
         SECTION 7.7.   Owner Trustee May Own the Certificate and Notes.....28
         SECTION 7.8.   Payments from Trust Property........................28
         SECTION 7.9.   Doing Business in Other Jurisdictions...............29

ARTICLE VIII.  COMPENSATION OF OWNER TRUSTEE................................29
         SECTION 8.1.   Owner Trustee's Fees and Expenses...................29
         SECTION 8.2.   Indemnification.....................................29
         SECTION 8.3.   Payments to the Owner Trustee.......................30
         SECTION 8.4.   Non-Recourse Obligations............................30

ARTICLE IX.  TERMINATION OF TRUST AGREEMENT.................................30
         SECTION 9.1.   Termination of Trust Agreement......................30

ARTICLE X.  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES..........31
         SECTION 10.1.  Eligibility Requirements for Owner Trustee..........31
         SECTION 10.2.  Resignation or Removal of Owner Trustee.............32
         SECTION 10.3.  Successor Owner Trustee.............................33
         SECTION 10.4.  Merger or Consolidation of Owner Trustee............33
         SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee.......34

ARTICLE XI.  MISCELLANEOUS..................................................35
         SECTION 11.1.  Supplements and Amendments..........................35
         SECTION 11.2.  Limitations on Rights of Others.....................36
         SECTION 11.3.  Notices.............................................36
         SECTION 11.4.  Severability........................................37
         SECTION 11.5.  Separate Counterparts...............................37

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         SECTION 11.6.  Assignments.........................................37
         SECTION 11.7.  Note Insurer........................................37
         SECTION 11.8.  No Petition.........................................38
         SECTION 11.9.  No Recourse.........................................38
         SECTION 11.10. Headings............................................38
         SECTION 11.11. GOVERNING LAW.......................................38
         SECTION 11.12. The Bank............................................38
         SECTION 11.13. No Legal Title to Trust Property in
                           Certificateholder................................39
         SECTION 11.14. Bankruptcy Matters..................................39


                                    EXHIBITS

EXHIBIT A         FORM OF CERTIFICATE
EXHIBIT B         FORM OF CERTIFICATE OF TRUST
EXHIBIT C         FORM OF ERISA CERTIFICATION







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     This TRUST AGREEMENT dated as of _______, ____ between UNITED FIDELITY
FINANCE, LLC, a Delaware limited liability company (the "Transferor"), and _____________________________, a __________ banking corporation, as Owner
Trustee (the "Owner Trustee").

                              PRELIMINARY STATEMENT

                  The Owner Trustee has executed and caused to be filed with the Delaware Secretary of State the Certificate of Trust relating to the Trust.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Capitalized Terms.

     For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Agreement" shall mean this Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Back-up Servicer" shall mean _____________________________, a national banking association, in its capacity as Back-up Servicer under the Sale and Servicing Agreement.

     "Bank" shall mean United Fidelity Bank, FSB, a federally chartered savings association.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

     "Certificate" means a certificate issued by the Trust, which is substantially in the form attached hereto as Exhibit A.

     "Certificate Distribution Account" shall mean the account designated as such as established and maintained pursuant to the Sale and Servicing Agreement.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

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     "Collateral Agent" shall mean _____________________________, in its capacity as collateral agent, including its successors-in-interest, until and unless a successor Person shall become the Collateral Agent pursuant to the Spread Account Agreement, and thereafter, "Collateral Agent" shall mean such successor Person.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at _______________, _______________, Delaware ______, Attention: _______________ or
at such other address as the Owner Trustee may designate by notice to the Certificateholder, the Note Insurer, the Indenture Trustee and the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholder, the Note Insurer, the Indenture Trustee and the Transferor).

     "Holder" or "Certificateholder" shall mean the Person in whose name a Certificate is registered on the Certificate Register.

     "Indenture" shall mean the Indenture dated as of _______, ____, between the Issuer and _____________________________, as the Indenture Trustee, as the same may be amended and supplemented from time to time in accordance with the provisions thereof.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding- up or liquidation of such Person's affairs, and such petition, decree or order remaining unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Instructing Party" has the meaning given such term in Section 4.2.

     "Issuer" means the Trust.

     "Master Servicer" shall mean ____________________ in its capacity as Master Servicer under the Sale and Servicing Agreement.


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     "Note Insurer" shall mean ______________________________, a monoline insurance company incorporated under the laws of the State of New York, or its successor in interest as issuer of the Note Policy.

     "Note Policy" shall have the meaning assigned to such term in the Insurance Agreement.

     "Owner Trustee" shall mean ______________________________, a __________
banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Record Date" shall mean with respect to a Distribution Date, the close of business on the last day of the month immediately preceding such Distribution Date.

     "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of _______________, _____, among the Trust, the Transferor, the Originator, the Master Servicer, the Trust Collateral Agent and the Back-up Servicer, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Securityholders" shall mean the Certificateholders and the Noteholders.

     "Subservicer" shall mean United Fidelity, in its capacity as Subservicer under the Sale and Servicing Agreement.

     "Transferor" shall mean United Fidelity Finance, LLC, a Delaware limited liability company, in its capacity as Transferor hereunder.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.

     "Trust Collateral Agent" shall mean, initially, _____________________________, in its capacity as trust collateral agent, including its successors-in-interest, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, and thereafter "Trust Collateral Agent" shall mean such successor Person.

     "Trust Property" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Section 2.01 and Section 2.02(a) of the Sale and


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Servicing Agreement and pursuant to each Transfer Agreement and all amounts and property from time to time held in or credited to the Trust Accounts and the Lock-Box Account (to the extent such amounts and property in the Lock-Box Account relate to the Receivables).

     "United Fidelity" shall mean United Fidelity Finance, LLC, a Delaware limited liability company.

     "_______________" shall mean ______________________________, a __________
banking corporation, in its individual capacity and not as Owner Trustee.

     SECTION 1.2. Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


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                                   ARTICLE II

                                  ORGANIZATION

     SECTION 2.1. Declaration of Trust; Name.

     There is hereby formed a trust to be known as "United Fidelity Auto Receivables Trust [____-_]", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     SECTION 2.2. Office.

     The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Note Insurer and the Transferor.

     SECTION 2.3. Purposes and Powers.

     The Trust and the parties to this Agreement shall be subject to the following provisions regarding the purposes, powers and procedures of the Trust:

     (a) The sole purpose of the Trust is to acquire Trust Property pursuant to the Sale and Servicing Agreement and each Transfer Agreement and to conserve the Trust Property and collect and disburse the periodic income therefrom and act pursuant to the Basic Documents, and, in furtherance thereof, the Trust shall have the power and authority, to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, to sell the Notes, to sell and/or transfer the Certificate in accordance with the provisions of this Agreement and to pay interest and principal on the Notes and distributions on the Certificate;

          (ii) with the proceeds of the sale of the Notes to fund the Pre-Funding Account and the Capitalized Interest Account, at the direction of the Certificateholder, to fund the Spread Account Initial Deposit and any Spread Account Additional Deposit in the Spread Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Transferor pursuant to the Sale and Servicing Agreement;

          (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Property to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Note Insurer and to hold, manage and distribute to the Certificateholder pursuant to the terms


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     of the Sale and Servicing Agreement and the Spread Account Agreement any
     portion of the Trust Property released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Basic Documents to which it is a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Certificateholder, the Note Insurer and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     (b) The Trust's only assets shall be the Trust Property. Other than in connection with the Notes or as otherwise contemplated in the Basic Documents, the Trust shall not secure any indebtedness with any of the Trust Property.

     (c) Other than with respect to the transfer to the Trust of the Trust Property or its obligations under the Basic Documents, the Trust will acquire no obligations of, shall not make loans or advances to, will not borrow funds from, shall not assume or guarantee the obligations or liabilities of, shall not have its obligations or liabilities guaranteed by, and shall not hold itself out as responsible for the debts and obligations of the Owner Trustee, the Certificateholder, the Bank, the Transferor, the Indenture Trustee, the Trust Collateral Agent or any other Person or entity.

     (d) The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except in accordance with the specific limitations set forth in this Agreement and the other Basic Documents to which the Trust is a party.

     (e) Other than for federal income tax purposes, the Trust shall, in all dealings with the public, identify itself under the name of the Trust and as a separate and distinct entity from any other Person or entity. All transactions and agreements between the Trust and third parties shall be conducted in the name of the Trust as an entity separate and independent from the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Bank, the Transferor and the Certificateholder.

     (f) Other than for federal income tax purposes, all transactions and agreements between the Trust on the one hand, and any of the Owner Trustee, ____________________, the Indenture Trustee, the Trust Collateral Agent, the Transferor, the Bank and the Certificateholder on the other hand, shall reflect the separate legal existence of each entity and will be formally


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documented in writing. The pricing and other material terms of all such transactions and agreements shall be on terms substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties.

     (g) The Trust shall not commingle its funds and other assets with those of any other Person or business entity and shall maintain its assets and liabilities in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets and liabilities from those of any other Person or entity. The Owner Trustee, the Trust Collateral Agent or the Indenture Trustee, as contemplated by the Basic Documents, shall hold the Trust Property on behalf of the Trust.

     (h) The Trust shall pay its liabilities and losses as they become due from the Trust Property; provided, however, that, except as provided in the Basic Documents, none of the Trust Property shall be used to pay the liabilities (including liability in respect of guaranties) and losses of ____________________, the Transferor, the Bank, the Indenture Trustee, the Trust Collateral Agent or the Certificateholder. The Trust has been structured to maintain capital in an amount reasonably sufficient to meet the anticipated needs of the Trust.

     (i) [The Trust shall not share any of the same officers or other employees with the Subservicer, the Master Servicer, the Back-up Servicer, the Transferor, the Bank, the Indenture Trustee, the Trust Collateral Agent or the Certificateholder]; provided, however, that the Owner Trustee may act in such capacity on behalf of the Trust and the Certificateholder and the Bank may act as administrator on behalf of the Trust and the Certificateholder.

     (j) The Trust shall not, jointly with the Subservicer, the Master Servicer, the Back-up Servicer, the Transferor, the Bank, the Indenture Trustee, the Trust Collateral Agent or the Certificateholder contract or do business with vendors or service providers or share overhead expenses; provided, however, that the Owner Trustee may act in such capacity on behalf of the Trust and the Certificateholder and the Bank may act as administrator on behalf of the Trust and the Certificateholder.

     (k) The Trust shall maintain any bank accounts, books and records and annual financial statements prepared in accordance with generally accepted accounting principles, separate from those of the Owner Trustee, ____________________, the Indenture Trustee, the Trust Collateral Agent, the Transferor, the Bank and the Certificateholder. The foregoing will reflect that the assets and liabilities of and all transactions and transfers of funds involving the Trust shall be separate from those of each such other entity, and the Trust shall pay or bear the cost of the preparation of its own financial statements and shall not pay or bear the cost of the preparation of the financial statements of any such other entity. Neither the accounting records nor the financial statements of the Trust will indicate that the Trust Property is available to pay creditors of ____________________, the Indenture Trustee, the Trust Collateral Agent, the Transferor, the Bank or the Certificateholder or any other Person or entity.


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     (l) The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Certificateholder and the Transferor and the delivery to the Owner Trustee by the Certificateholder and the Transferor of a certificate stating that such entity reasonably believes that the Trust is insolvent.

     (m) The Owner Trustee covenants and agrees that it will not at any time institute against the Transferor, or join in any institution against the Transferor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Transferor or this Agreement. The Owner Trustee covenants and agrees that it will not, in any capacity, seek the substantive consolidation of the assets of the Trust with the Transferor.

     (n) The Certificate cannot be transferred other than pursuant to Section
3.4.

     (o) The Certificate shall entitle any Certificateholder only to the benefits and distributions as are expressly set forth in this Agreement, the Sale and Servicing Agreement and the Spread Account Agreement.

     (p) The Trust and this Agreement may not be revoked or terminated except in accordance with Section 9.1 of this Agreement and in no event shall the Certificateholder have the ability to terminate the Trust unilaterally.

     (q) The Trust shall not consensually merge or consolidate with any Person.

     (r) Neither the Transferor nor the Certificateholder shall request or instruct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or contrary to the limited purposes of the Trust, and the Owner Trustee shall be under no obligation to comply with any such request or instruction if given.

     SECTION 2.4. Appointment of Owner Trustee.

     The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.5. Initial Capital Contribution of Trust Estate.

     The Transferor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited with the Trust Collateral Agent for deposit in the Certificate Distribution Account.


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

     SECTION 2.6. Status of Trust Under Business Trust Statute.

     The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Property and collecting and disbursing the periodic income therefrom for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties expressly set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. As of the date hereof, the Owner Trustee shall have filed the Certificate of Trust with the Secretary of State. The Certificateholder shall not have any personal liability for any liability or obligation of the Trust.

     SECTION 2.7. Expenses.

     The Owner Trustee shall be reimbursed for any organizational expenses of the Trust paid by the Owner Trustee in accordance with Section 5.12(a) of the Sale and Servicing Agreement.

     SECTION 2.8. Appointment of Trust Collateral Agent; Title to Trust
Property.

     (a) The Transferor, in its capacity as the seller to, creator of, and as original, sole beneficiary of the Trust does hereby name
_____________________________ to act as the initial collateral agent (the "Trust Collateral Agent") to hold the Trust Property pursuant to the Sale and Servicing Agreement for the benefit of the Note Insurer and the Noteholders, and as hereafter may be directed by the Trust.

     (b) The specific rights, duties and obligations of the Trust Collateral Agent shall be as set forth in the Sale and Servicing Agreement. For as long as any Notes are outstanding, the Trust Collateral Agent shall act solely for the benefit of the Indenture Trustee, the Note Insurer and the Noteholders. Upon the issuance of the Notes and the Certificate, the Transferor shall have only such rights with respect to the Trust Collateral Agent as shall be specified in the Sale and Servicing Agreement.

     (c) Subject to the Indenture, legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee or a separate trustee, as the case may be. The Certificateholder shall not have legal title to any part of the Trust Property. The Certificateholder shall be entitled to receive distributions with respect to its beneficial ownership interest therein only in accordance with the Sale and Servicing Agreement, the Spread Account Agreement and this Agreement. No transfer, by operation of law or otherwise, of any right, title or interest by the Certificateholder of its beneficial ownership interest in the Trust Property shall operate to terminate


                                       9
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this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

     (d) Pursuant to Section 3803 of the Business Trust Act, the
Certificateholder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the General Corporation Law of the State of Delaware.

     SECTION 2.9. Situs of Trust.

     The Trust will be located in the State of Delaware. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Subservicer, the Back-up Servicer, the Master Servicer or any agent of the Trust from having employees within or without the State of Delaware. [The only office of the Trust will be at the Corporate Trust Office in Delaware.]

     SECTION 2.10. Representations and Warranties of the Transferor.

     The Transferor makes the following representations and warranties on which the Owner Trustee and the Trust rely in accepting the Trust Property in trust and issuing the Certificate and on which the Note Insurer relies in issuing the Note Policy:

     (a) Organization and Good Standing. The Transferor is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents and has and had at all relevant times power, authority and legal right to acquire, own and sell the Receivables.

     (b) Due Qualification. The Transferor is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

     (c) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Transferor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Transferor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Transferor by all necessary action.


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

     (d) Enforceability. The Transferor has duly executed and delivered this Agreement and the other Basic Documents to which it is a party and this Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with their terms.

     (e) No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Transferor of this Agreement or the other Basic Documents to which its is a party, except for such as have been obtained, effected or made.

     (f) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

     (g) No Proceedings. There are no proceedings or investigations pending or, to the Transferor's knowledge, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or the Notes.

     (h) No Liens. Upon the conveyance, assignment or other transfer of any of the Trust Assets by the Transferor to the Trust pursuant to the Sale and Servicing Agreement and each Transfer Agreement, as applicable, the Transferor will have conveyed to the Trust good title, free and clear of any Lien and the Trust will have the right to Grant and deliver the Trust Property to the Indenture Trustee in accordance with the Indenture and upon the Grant and delivery of the Trust Property by the Trust to the Indenture Trustee in the manner contemplated by the Indenture, and assuming the validity and binding effect of the Indenture, the Indenture Trustee will have obtained a valid first priority security interest therein, prior to all Liens.

     (i) Records. Immediately upon the sale or other delivery of any Trust Property to the Trust pursuant to the Sale and Servicing Agreement and each Transfer Agreement, as applicable, the Transferor will make any appropriate notations on its records to indicate that the Trust Property has been transferred to the Trust pursuant to the Sale and Servicing Agreement and each Transfer Agreement, as applicable, and, to the extent it constitutes Trust Property, has been pledged by the Trust to the Indenture Trustee to secure payment of the Notes. The Transferor's financial statements will indicate that the Trust Property is not an asset of the Transferor and not available to the Transferor's creditors.

     (j) Separate Entity. The Transferor will hold itself out to the public under its own name as a separate and distinct entity and conduct its business so as not to mislead others as to its identity. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, all letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if they are made on behalf of the Trust and solely in the name of the Transferor if they are made on behalf of the Transferor.

     (k) Bankruptcy Filings. The Transferor has no present intent to cause a voluntary bankruptcy of the Trust.

     SECTION 2.11. Federal Income Tax Treatment of the Trust.

     (a) For so long as the Trust has a single owner for federal income tax purposes, it will, pursuant to Treasury Regulations promulgated under section 7701 of the Code, be disregarded as an entity distinct from the Certificateholder for all federal income tax purposes. Accordingly, for federal income tax purposes, the Certificateholder will be treated as (i) owning all assets owned by the Trust, (ii) having incurred all liabilities incurred by the Trust, and (iii) all transactions between the Trust and the Certificateholder will be disregarded.

     (b) In the event that the Trust has two or more equity owners for federal income tax purposes, the Trust will be treated as a partnership. At any such time that the Trust has two or more equity owners, this Agreement may need to be amended, in accordance with Section 11.1 herein, and appropriate provisions may need to be added so as to provide for treatment of the Trust as a partnership.

     (c) Except as set forth in Article V, the Owner Trustee shall have no obligation to file tax filings for the Trust.

     (d) Neither the Owner Trustee nor any Certificateholder will, under any circumstances, file a Form 8832, or any successor form, on behalf of the Trust.

     SECTION 2.12. Covenants of the Transferor.

     The Transferor agrees and covenants for the benefit of each Holder, each Noteholder, the Note Insurer, the Indenture Trustee, the Trust Collateral Agent and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

     (a) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of formation, operating agreement and the Basic Documents;

     (b) it shall not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, conservator, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

     (c) it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to one year and one day after the completion of the event specified in Section 9.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

     (d) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party, to the full extent permitted by law dissolve, or, without the consent required by its limited liability company agreement institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, conservator, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

     SECTION 2.13. Covenants of the Certificateholder.

     The Certificateholder by becoming a beneficial owner of a Certificate or by its acceptance of a Certificate agrees:

     (a) to be bound by the terms and conditions of the Certificate of which such Certificateholder is the beneficial owner and of this Agreement and the other Basic Documents, including any supplements or amendments hereto and thereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Note Insurer, the Indenture Trust, the Trust Collateral Agent, the Transferor, the Noteholders and any other Certificateholder, present and future;

     (b) to the appointment of the Owner Trustee as such Certificateholder's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and, if requested by the Trust, to sign such federal income tax information return in its capacity as holder of an interest in the Trust;

     (c) not to take any position in such Certificateholder's tax returns inconsistent with those taken in any tax returns filed by the Trust;

     (d) if such Certificateholder is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

     (e) until one year and one day after the completion of the events specified in Section 9.1(e), not, for any reason, to institute proceedings for the Trust or the Transferor (unless the consent required by its limited liability company agreement is obtained) to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or the Transferor, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, conservator, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or the Transferor or a substantial part of its property, or cause or permit the Trust or the Transferor to make any assignment for the benefit of its creditors or to admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                   ARTICLE III

                    THE CERTIFICATE AND TRANSFER OF INTERESTS

     SECTION 3.1. Initial Ownership.

     Upon the formation of the Trust by the contribution by the Transferor pursuant to Section 2.5 and until the issuance of the Certificate to the initial Certificateholder the Transferor shall be the sole beneficiary of the Trust.

     SECTION 3.2. The Certificate.

     The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of authentication and delivery of such Certificate. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.4 hereof.

     SECTION 3.3. Authentication of Certificate.

     Concurrently with the initial sale of the Receivables and other Trust Property to the Trust pursuant to Section 2.01 of the Sale and Servicing Agreement and the issuance of the Notes pursuant to the Indenture, the Owner Trustee, or the Owner Trustee's authenticating agent, shall cause one Certificate to be authenticated, issued and delivered to or upon the written order of the Transferor, signed by its president or any vice president, any assistant treasurer or any assistant secretary without further company action by the Transferor. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of its authentication.

     SECTION 3.4. Registration of Transfer and Exchange of the Certificate.

     (a) The Owner Trustee is hereby directed by the Transferor to issue on behalf of the Trust to United Fidelity, a Certificate, duly executed and delivered in exchange therefor, evidencing ownership of 100% of the beneficial ownership in the assets of the Trust.

     (b) Neither the registered nor the beneficial interest in any Certificate may be transferred, assigned, hypothecated or pledged in any manner by any direct or indirect owner thereof (including any transferee thereof subsequent to the date hereof) without the prior written notice by such owner to each of the
Note Insurer and the Owner Trustee. Any purported transfer, assignment, hypothecation or pledge in any manner of any such registered or beneficial interest in any Certificate in the Trust in violation of this Section 3.4(b) shall be null and void and shall not cause any rights to inure to the benefit of the purported transferee.

     (c) The Certificate Registrar shall keep or cause to be kept, at the Corporate Trust Office, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate as herein provided. The Owner Trustee shall be the initial Certificate Registrar.

     The Certificate Registrar shall provide the Trust Collateral Agent, the Collateral Agent and the Note Insurer with the name and address of the Certificateholder on the Closing Date, to the extent such information has been provided to the Certificate Registrar and in the form provided to the Certificate Registrar on such date. Upon any transfers of the Certificate, the Certificate Registrar shall notify the Trust Collateral Agent, the Collateral Agent and the Note Insurer of the name and address of the transferee in writing, by facsimile, on the day of such transfer, or promptly thereafter.

     (d) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trust shall execute, and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in the name of the designated transferee or transferees, a new Certificate evidencing a 100% beneficial interest in the assets of the Trust dated the date of authentication by the Owner Trustee or any authenticating agent.

     Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

     (e) The Certificate has not been registered under the Securities Act or any state securities law. The Certificate Registrar shall not register the transfer of any Certificate or unless it shall have received a representation letter or an Opinion of Counsel satisfactory to the Transferor and the Note Insurer, to the effect that such resale or transfer is made to a person who the transferor of the Certificate reasonably believes is a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act ("Rule 144A")) that is aware that such resale or other transfer is being made in reliance upon Rule 144A. The Certificate shall bear a legend substantially to the effect set forth in the preceding two sentences. Neither the Transferor, the Indenture Trustee, the Trust nor the Owner Trustee is obligated to register the Certificate under the Securities Act or to take any other action not otherwise required under this Agreement to permit the transfer of the Certificate without registration. Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1940, as amended; provided, however, that if a certificate is specifically required to be delivered to the Owner Trustee by a purchaser or transferee of a Certificate, the Owner Trustee shall be under a duty to examine the same to determine whether it conforms to the requirements of this Trust Agreement and shall promptly notify the party delivering the same if such certificate does not so conform.

     (f) In furtherance of and in limitation of the foregoing, the Certificateholder, by acceptance of its Certificate, specifically acknowledges that it has no right to or interest in any monies at any time held pursuant to the Spread Account Agreement prior to the release of such monies pursuant to
Section 3.03 of the Spread Account Agreement, such monies being held in trust for the benefit of the Noteholders and the Note Insurer. Notwithstanding the foregoing, in the event that it is ever determined that provisions of the Sale and Servicing Agreement and the Spread Account Agreement shall be considered to constitute a security agreement, the Transferor and the Certificateholder hereby grant to the Collateral Agent for the benefit of the Noteholders and the Note Insurer a first priority perfected security interest in such amounts, to be applied as set forth in Section 3.03 of the Spread Account Agreement. In addition, the Certificateholder by acceptance of its Certificate hereby appoints the Transferor as its agent to pledge a first priority perfected security interest in the Spread Account, and any amounts held therein from time to time to the Collateral Agent for the benefit of the Indenture Trustee and the Note Insurer pursuant to the Spread Account Agreement and agrees to execute and deliver such instruments of conveyance, assignment, grant and confirmation, as well as financing statements, in each case as the Note Insurer shall consider reasonably necessary in order to perfect the Collateral Agent's Security Interest in the Collateral (as such terms are defined in the Spread Account Agreement).

     (g) No transfer of a Certificate shall be made to any Person unless the Owner Trustee has received a certificate (substantially in the form of Exhibit C hereto) from such transferee to the effect that such transferee is not a Plan, and is not acting on behalf of or investing the assets of a Plan. The preparation and delivery of the certificate referred to above shall not be an expense of the Trust, the Owner Trustee or the Transferor but shall be borne by the transferee. Each transferee of a beneficial ownership interest in a book-entry Certificate shall be deemed to represent that it is not a Plan and is not acting on behalf of or investing the assets of a Plan.

     (h) In order to preserve the exemption for resales and transfers provided by Rule 144A, the Transferor shall provide to any Holder of a Certificate and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Certificate to be made pursuant to Rule 144A. The Owner Trustee shall cooperate with the Transferor in providing the Transferor such information regarding the Certificate, the Trust Property and other matters regarding the Trust as the Transferor shall reasonably request to meet its obligations under the preceding sentence.

     (i) A Certificate may be transferred in whole but not in part. Any attempted transfer of the Certificate that would divide the beneficial ownership in the Trust shall be void.

     SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Certificate Registrar, the Note Insurer and the Owner Trustee, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trust shall execute and the Owner Trustee, or ____________________, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.6. Persons Deemed Certificateholder.

     Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the Note Insurer and any agent of the Owner Trustee, the Note Insurer and the Certificate Registrar, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and the Spread Account Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Note Insurer or the Certificate Registrar nor any agent of the Owner Trustee, the
Note Insurer or the Certificate Registrar shall be bound by any notice to the contrary.

                                   ARTICLE IV

                         VOTING RIGHTS AND OTHER ACTIONS

     SECTION 4.1. Prior Notice with Respect to Certain Matters.

     The Owner Trustee shall not take any of the actions set forth below unless the Owner Trustee shall have notified the Certificateholder and the Note Insurer of the proposed action and the Certificateholder, with the prior written consent of the Note Insurer, has approved such action in writing, which approval has been received by the Owner Trustee by the 30th day after such notice has been given:

          (i) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

          (ii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder or the Note Insurer is required;

          (iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

          (iv) except pursuant to Section 12.01 of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement.

          (v) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

          (vi) do any act which would make it impossible to carry on the ordinary business of the Trust;

          (vii) confess a judgment against the Trust; or

          (viii) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

          (ix) cause the Trust to lend any funds to any entity;

          (x) change the Trust's purpose and powers from those set forth in this Agreement; or

          (xi) cause the Trust to incur, assume or guaranty any indebtedness except as set forth in the Basic Documents.

     SECTION 4.2. Action with Respect to Certain Matters.

     The Owner Trustee shall not have the power, except upon the written direction of the Controlling Party, or after the Notes and Reimbursement Obligations have been paid in full and the expiration of the Note Policy in accordance with its terms and written notice thereof has been delivered to the Owner Trustee, the Certificateholder (such directing party, the "Instructing Party"), and in accordance with the Basic Documents, to (a) remove the Subservicer, the Servicer, the Master Servicer or the Back-up Servicer under the Sale and Servicing Agreement or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Instructing Party and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholder. Notwithstanding anything to the contrary set forth in this Agreement, any instruction, direction or consent to be given by the Controlling Party or Instructing Party under this Agreement or any other Basic Document to the Owner Trustee shall include a certification by such Controlling Party or Instructing Party that such Person is the Controlling Party or Instructing Party in accordance with the provisions of the Basic Documents, and the Owner Trustee shall have no liability to the extent it relies in good faith thereon. With respect to instructions to the Owner Trustee, the Certificateholder agrees to be subordinated to the rights of the Controlling Party or Instructing Party, as the case may be, as set forth herein and any fiduciary duties or liabilities of the Owner Trustee to the Certificateholder in connection therewith shall be deemed waived. However, in no event shall the Owner Trustee be deemed to owe any fiduciary duties to the Controlling Party or Instructing Party.

     SECTION 4.3. Restrictions on Certificateholder's Power.

     (a) The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee follow any direction to the extent the Owner Trustee has actual knowledge that such direction is in violation hereof.

     (b) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Certificateholder is the Instructing Party pursuant to Section 6.3 and unless the Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless the Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3. For the protection and enforcement of the provisions of this Section, the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 4.4. Control.

     No Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

     SECTION 4.5. Rights of Note Insurer.

     Notwithstanding anything to the contrary in the Basic Documents, without the prior written consent of the Note Insurer (so long as the Owner Trustee has not received notice that an Insurer Default shall have occurred and be continuing), the Owner Trustee shall not (i) remove the Subservicer, the Servicer, the Master Servicer or the Back-up Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Receivable or any rights of the Trust thereunder, (iii) authorize the merger or consolidation of the Trust with or into any other business trust or other entity (other than in accordance with Section 3.10 of the Indenture) or (iv) amend the Certificate of Trust (except as may be required by the Business Trust Statute).

                                    ARTICLE V

                                 CERTAIN DUTIES

     SECTION 5.1. Accounting and Records to the Certificateholder, the Internal
                  Revenue Service and Others.

     The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis with respect to amounts actually received or disbursed by the Owner Trustee, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be requested to enable each Certificateholder to prepare its federal and state income tax returns, and (c) file or cause to be filed such tax returns relating to the Trust provided to it in execution form, and pursuant to direction of the Bank make such elections, except as prohibited by Section 2.11(d), as may from time to time be requested in connection with any applicable state or federal statute or rule or regulation thereunder. The Owner Trustee shall make all elections pursuant to this Section as directed in writing by the Bank. The Owner Trustee shall sign all tax information returns provided to it in execution form pursuant to this Section and any other returns as may be requested by the Bank, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Bank. The Trust shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Trust shall not make the election provided under
Section 754 of the Code. The Owner Trustee shall not take any action that, to its knowledge, would cause the Trust to be treated as an association taxable as a corporation under Treasury Regulations Section 301.7701-3(a) for federal income tax purposes.

     SECTION 5.2. Signature on Returns; Tax Matters Partner.

     (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, unless applicable law requires a Certificateholder to sign such documents, in which case, as provided in Section 5.1 such documents shall be signed by the Bank as "tax matter partner".

     (b) The Certificateholder hereby elects the Bank as the "tax matters partner" of the Trust pursuant to Section 6231 of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.1. General Authority.

     The Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by or incidental to the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes in the aggregate principal amount of $[_________]. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Instructing Party shall direct in writing with respect to the Basic Documents so long as such activities are not in violation of the terms of the Basic Documents. The Instructing Party hereby agrees not to instruct the Owner Trustee to take any action which is inconsistent with or in violation of the terms of the Basic Documents.

     SECTION 6.2. General Duties.

     It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its express responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the registered Certificateholder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents (i) to the extent the Servicer has agreed in the Sale and Servicing Agreement and/or Section 11.12 hereof to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement and/or Section 11.12 hereof or (ii) to the extent that Owner Trustee has contracted with a third party acceptable to the Note Insurer to discharge such duties and responsibilities. The Subservicer, the Back-up Servicer, the Master Servicer, the Trust Collateral Agent and the Transferor shall all be deemed acceptable to the Note Insurer.

     (b) to assist the Bank in obtaining and preserving the Trust's qualification to do business in each jurisdiction in which, based upon the advice of the Bank, such qualification is or shall be necessary to protect the validity and enforceability of the Basic Documents and related instruments and agreements, the Notes and the Trust Property.

     SECTION 6.3. Action upon Instruction.

     (a) Subject to Article IV and the terms of the Spread Account Agreement, the Instructing Party shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not in violation of the express terms set forth herein or in any Basic Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability or unreimbursed expenses on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction from it as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder and shall have no liability to any Person for such action or inaction except as otherwise expressly provided in this Agreement.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction from it and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder and shall have no liability to any Person for such action or inaction except as otherwise expressly provided in this Agreement.

     SECTION 6.4. No Duties Except as Specified in this Agreement or in
                  Instructions.

     The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property or act on behalf of the Issuer, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Issuer is a party, except as expressly provided by the terms of this Agreement, any Basic Document or in any document or written instruction received by the Owner Trustee hereunder; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for officer's certificates or certificates of compliance to be executed by the Issuer or for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any filing for the Trust with the Securities and Exchange Commission or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Property that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Trust Property.

     SECTION 6.5. No Action Except under Specified Documents or Instructions.

     The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents, (iii) in accordance with any document or instruction delivered by the Instructing Party to the Owner Trustee hereunder or (iv) as otherwise provided in Section
5.1 hereof.

     SECTION 6.6. Restrictions.

     The Owner Trustee shall not take any action (a) that violates the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Instructing Party shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

     SECTION 7.1. Acceptance of Trusts and Duties.

     The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the Basic

Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Property upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable in its individual capacity hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 hereof, (iv) for any profits on investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee, and every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to this Section. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee or for any information contained in the Prospectus and the Private Placement Memorandum;

     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Instructing Party, the Servicer, or any Certificateholder in accordance with the terms of this Agreement and the Basic Documents;

     (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Owner Trustee be liable for indebtedness of the Trust evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

     (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Indenture Trustee, the Trust Collateral Agent, the Note Insurer, any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

     (f) the Owner Trustee shall not be liable for the default or misconduct of the Issuer, the Transferor, the Indenture Trustee, the Trust Collateral Agent, the Note Insurer or the

Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform, oversee or otherwise monitor the obligations under this Agreement or the Basic Documents that are required to be performed by the Transferor under this Agreement, by the Indenture Trustee under the Indenture, by the Trust Collateral Agent or the Servicer under the Sale and Servicing Agreement, or by the Issuer under the Basic Documents, except as expressly set forth in this Agreement or in the Basic Documents; and

     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Instructing Party of the Certificateholder, unless such Instructing Party or Certificateholder has offered to the Owner Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

     SECTION 7.2. Furnishing of Documents.

     The Owner Trustee shall furnish to the Certificateholder, the Note Insurer and the Rating Agencies promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION 7.3. Representations and Warranties.

     Each of the Owner Trustee and ____________________ hereby represents and warrants to the Transferor, the Note Insurer (which shall have relied on such representations and warranties in issuing the Note Policy) and the Holders, that:

     (a) It is a Delaware banking corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and it holds all grants, authorizations, consents, orders and approvals from all governmental authorities of the State of Delaware and the laws of the State of Delaware to carry on its trustee business as presently conducted. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its authorized signatories who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from action by or claims against ____________________, except as expressly contemplated by this Agreement or the Indenture.

     (d) The Owner Trustee has no present intent to cause a voluntary bankruptcy of the Trust.

     SECTION 7.4. Reliance; Advice of Counsel.

     (a) In the absence of bad faith, willful misconduct or gross negligence, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and to be signed by the proper party or parties; however, the Owner Trustee shall examine the same to determine whether or not they conform on their face to the requirements of this Agreement. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and according to such opinion not contrary to this Agreement or any Basic Document.

     SECTION 7.5. Not Acting in Individual Capacity.

     Except as provided in Article II and in this Article VII, in accepting the trusts hereby created, ____________________ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Property for payment or satisfaction thereof.

     SECTION 7.6. Owner Trustee Not Liable for the Certificate or Receivables.

     The recitals contained herein and in the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) shall be taken as the statements of the Transferor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Transferor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trust Collateral Agent or the Servicer, or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.7. Owner Trustee May Own the Certificate and Notes.

     The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Certificate or Notes and may deal with the Transferor, the Trust Collateral Agent and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION 7.8. Payments from Trust Property.

     All payments to be made by the Owner Trustee on behalf of the Trust under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Trust Property and only to the extent that the Owner Trustee shall have received income or proceeds from the Trust Property to make such payments in accordance with the terms hereof. ____________________, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable on behalf of the Trust under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

     SECTION 7.9. Doing Business in Other Jurisdictions.

     Notwithstanding anything contained herein to the contrary, neither ____________________ or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by ____________________ (or any successor thereto); or (iii) subject
____________________ (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by ____________________ (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

     SECTION 8.1. Owner Trustee's Fees and Expenses.

     In accordance with the priorities set forth in Section 5.12(a) of the Sale and Servicing Agreement, the Owner Trustee shall receive as compensation for its services hereunder the Owner Trustee Fee, and the Owner Trustee shall be entitled to be reimbursed in accordance with such priorities for its other reasonable expenses incurred hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents.

     SECTION 8.2. Indemnification.

     Each of the Owner Trustee and ____________________ and its officers, directors, successors, assigns, agents and servants shall be indemnified by the Bank as and to the extent set forth in Section 7.03(d) of the Sale and Servicing Agreement.

     SECTION 8.3. Payments to the Owner Trustee.

     Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Property immediately after such payment.

     SECTION 8.4. Non-Recourse Obligations.

     Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Property only, shall be paid in accordance with the priorities set forth in
Section 5.12(a) of the Sale and Servicing Agreement and specifically shall not be recourse to the assets of any Holder.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

     SECTION 9.1. Termination of Trust Agreement.

     (a) This Agreement shall terminate and the Trust shall wind up and dissolve upon the latest of (i) the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 10.01 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents and the satisfaction and discharge of the Indenture and the termination of the Sale and Servicing Agreement, (ii) the payment to the Certificateholder of all amounts required to be paid to the Certificateholder pursuant to this Agreement, (iii) the expiration of the Note Policy in accordance with its terms, (iv) the payment to each of the Noteholders and the
Note Insurer of all amounts payable to it under the Basic Documents and (v) the expiration of the Note Policy in accordance with its terms; provided, however, that the rights to indemnification under Section 8.2 and the rights of the Owner Trustee under Section 8.1 shall survive the termination of the Trust and that the winding up of the Trust shall be conducted in accordance with Section 3808(e) of the Business Trust Statute. The Transferor or the Servicer shall promptly notify the Owner Trustee and the Note Insurer in writing of any prospective termination pursuant to this Section 9.1. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder shall not
(x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Neither the Transferor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholder shall surrender its Certificate to the Trust Collateral Agent, as paying agent who shall then surrender such Certificate to the Owner Trustee for cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to
Section 10.01 of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Trust Collateral Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee), the Note Insurer and the Trust Collateral Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate to the Owner Trustee, the Trust Collateral Agent shall cause to be distributed to the Certificateholder amounts distributable on such Distribution Date pursuant to Section 5.12(a) of the Sale and Servicing Agreement.

     In the event that the Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender its Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Trust Collateral Agent to the Transferor and the Certificateholder shall look solely to the Transferor for payment.

     (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution and reasonable provision has been made for known claims and obligations of the Trust shall be distributed to the Certificateholder.

     (e) Upon dissolution and the winding up of the Trust pursuant to Section 9.1(a), the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.1. Eligibility Requirements for Owner Trustee.

     The Owner Trustee shall at all times be a corporation or other institution
(i) satisfying the provisions of Section 3807(a) of the Business Trust Statute;
(ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $[__________] and subject to supervision or examination by federal or state authorities and (iv) acceptable to the Note Insurer in its sole discretion, so long as an Insurer Default shall not have occurred and be continuing. If such corporation or other institution shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation or other institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     SECTION 10.2. Resignation or Removal of Owner Trustee.

     (a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 60 days' written notice thereof to the Transferor, the Note Insurer, the Certificateholder and the Servicer. Upon receiving such notice of resignation, the Certificateholder shall with the prior written consent of the Note Insurer use its best efforts promptly to appoint a successor Owner Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered pursuant to Section 11.3 to such resigning Owner Trustee and the successor Owner Trustee. Except as provided in subsection (b) of this Section 10.2, the appointment of any successor Owner Trustee is subject to the consent and approval of the Certificateholder. The Certificateholder may remove the Owner Trustee for any reason and appoint a successor Owner Trustee by written instrument or instruments delivered to the Owner Trustee so removed and the successor Owner Trustee.

     (b) If at any time, the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Certificateholder or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Certificateholder, with the prior written consent of the Note Insurer, so long as an Insurer Default shall not have occurred and be continuing, may remove the Owner Trustee. If the Owner Trustee shall be removed under the authority of the immediately preceding sentence, the removing party shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Note Insurer, one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

     (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Transferor shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

     SECTION 10.3. Successor Owner Trustee.

     Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Transferor, the Note Insurer, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Trust Collateral Agent, the Note Insurer, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer. Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, such successor Owner Trustee shall file or cause to be filed an amendment to the Certificate of Trust of the Secretary of State in the State of Delaware, identifying its name and place of business in Delaware (the cost of which shall be borne by the Trust).

     SECTION 10.4. Merger or Consolidation of Owner Trustee.

     Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall (i) mail notice of such merger or consolidation to the Note Insurer and the Rating Agencies and (ii) file an amendment to the Certificate of Trust as required under Section 10.3 above.

     SECTION 10.5. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Note Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee shall have the power to make such appointment with the consent of the Note Insurer. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject


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

to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer and a copy to the Note Insurer.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1. Supplements and Amendments.

     (a) This Agreement may be amended by the Transferor and the Owner Trustee, with the prior written consent of the Note Insurer and with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholder, (i) to cure any ambiguity or defect, (ii) to correct, supplement or modify any provisions in this Agreement or (iii) to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Rating Agencies and the Note Insurer, which may be based upon a certificate of the Servicer, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     (b) This Agreement may also be amended from time to time, with the prior written consent of the Note Insurer, by the Transferor and the Owner Trustee, with prior written notice to the Rating Agencies, to the extent such amendment materially and adversely affects the interest of the Noteholders, with the consent of the Noteholders holding not less than 51% of the outstanding Note Balance, and the consent of the Certificateholder (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement other than under (a) above or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that, subject to the express rights of the
Note Insurer under the Basic Documents no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the

Certificateholders or (b) reduce the aforesaid percentage of the outstanding Note Balance required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Note Insurer, the Indenture Trustee, the Trust Collateral Agent, the Collateral Agent and each of the Rating Agencies.

     It shall not be necessary for the consent of the Certificateholder or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee and the Note Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, that all conditions precedent to the execution and delivery of such amendment have been satisfied and that any such amendment would not result in the Trust becoming taxable as a corporation for federal income tax purposes. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2. Limitations on Rights of Others.

     The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Certificateholders, the Servicer, the Note Insurer and, to the extent expressly provided herein, the Indenture Trustee, the Trust Collateral Agent, the Collateral Agent and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.3. Notices.

     (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Transferor, addressed to United Fidelity Finance, LLC Attention: President, if to the Note Insurer, addressed to ______________________________,


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

_________________________, _______________, __________ _____, Attention:
Transaction Oversight, Re: United Fidelity Auto Receivables Trust [____-_] (in each case in which notice or other communication to ______________________________ refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of ______________________________ to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head of the Financial Guaranty Group, marked "URGENT MATERIAL ENCLOSED"); if to the Rating Agencies, addressed to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 or Standard & Poor's, a division of The McGraw-Hill Companies, 55 Water Street, New York, New York 10041 respectively, if to the Indenture Trustee, the Trust Collateral Agent, the Collateral Agent, the Servicer, the Back-up Servicer or the Master Servicer, addressed to each respective entity as set forth in the notice provisions of the Basic Documents, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.4. Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.5. Separate Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.6. Assignments.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     SECTION 11.7. Note Insurer.

     Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which confer rights upon the Note Insurer shall be for the benefit of and run directly to the Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants and agreements, subject, however, to the limitations on such rights provided in this Agreement and the Basic Documents. The Note Insurer may disclaim any of its respective rights and powers under this Agreement (but not its duties and obligations under the Note Policy), upon delivery of a written notice to the Owner Trustee.

     SECTION 11.8. No Petition.

     The Owner Trustee (in its individual capacity and as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the Basic Documents.

     SECTION 11.9. No Recourse.

     Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder's Certificate represents a 100% beneficial interest in the assets of the Trust only and does not represent an interest in or obligation of the Transferor, the Servicer, the Back-up Servicer, the Master Servicer, the Originator, the Owner Trustee, the Indenture Trustee, the Note Insurer, the Collateral Agent, the Trust Collateral Agent or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

     SECTION 11.10. Headings.

     The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.11. GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.12. The Bank.

     The Bank, as administrator of the Trust, is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust all such documents, reports, filings, instruments, certificates, tax returns and opinions and take such action as it shall be the duty of the Trust or Owner Trustee to prepare, file, deliver or take pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Bank a limited power of attorney appointing the Bank the Trust's agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions. It is acknowledged that the Owner Trustee's role is that of a passive trustee and that the fees being charged by the Owner Trustee are not intended to compensate the Owner Trustee for performing the duties described in the first sentence of this paragraph, it being understood that such duties are not the responsibility of the Owner Trustee.

     SECTION 11.13. No Legal Title to Trust Property in Certificateholder.

     The Certificateholder shall not have legal title to any part of the Trust Property. The Certificateholder shall be entitled to receive distributions only in accordance with the Sale and Servicing Agreement, the Spread Account Agreement and this Agreement. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

     SECTION 11.14. Bankruptcy Matters.

     To the fullest extent permitted by law, the Certificateholder or any party to this Agreement shall not (i) take any action to cause the Trust to dissolve in whole or in part; (ii) institute the filing of a bankruptcy petition based upon any claim in its favor arising hereunder or under the Basic Documents;
(iii) file a petition or consent to a petition seeking relief on behalf of the Trust under bankruptcy laws; or (iv) consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or a substantial portion of the property of the Trust; or (v) cause the Trust to make any general assignment for the benefit or creditors of the Trust or take any action in furtherance of any of the above actions unless the Certificateholder and the Indenture Trustee shall have provided their written consent.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                  ____________________________________,
                                  as Owner Trustee


                                  By:________________________________
                                  Name:______________________________
                                  Title:_____________________________



                                  UNITED FIDELITY FINANCE, LLC,
                                  as Transferor


                                  By:________________________________
                                  Name:______________________________
                                  Title:_____________________________



                     [Signature Page to the Trust Agreement]


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